UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

MarineMax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	1-14173	59-3496957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Brooker Creek Boulevard Suite 200
Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 727 531-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	HZO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment To Articles Of Incorporation or Bylaws; Change In Fiscal Year.

On April 11, 2025, the Board of Directors (the “Board”) of MarineMax, Inc. (the “Company”) adopted and approved the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), effective as of April 14, 2025. The Amended and Restated Bylaws, among other things:

•
Enhance procedural mechanics and disclosure requirements applicable to shareholder nominations of directors and submissions of proposals regarding other business at shareholder meetings, including by defining certain terms and requiring disclosure of: relationships between nominees, noticing shareholders and other shareholders; entities that provide financial support for a nomination or proposal; common stock and derivative instruments held by a noticing party; conflicts of interest of a nominee and/or noticing party; compensation received by director nominees; direct or indirect interests of a noticing party with a competitor of the Corporation; certain information that would be required to be set forth in a Schedule 13D; certain pending or threatened legal proceedings of the noticing party or related shareholder; and compliance by a noticing party with state law and the Securities Exchange Act of 1934, as amended, related to making nominations and proposals;
•
Provide that the Company may disregard any proxies or votes for a noticing shareholder’s director nominees if, after such shareholder provides notice pursuant to Rule 14a-19 under the Exchange Act of 1934, as amended, such shareholder subsequently either (i) notifies the Company that such shareholder no longer intends to solicit proxies in support of such director nominees in accordance with Rule 14a-19(b) or (ii) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3);
•
Specify the powers of the Board to postpone, reschedule or cancel an annual or shareholder meeting and of the chair of a shareholder meeting to regulate conduct at such meeting and to recess or adjourn a meeting;
•
Specify the individuals who shall preside over shareholder meetings;
•
Require director candidates to make themselves available for interviews with members of the Board and require shareholder director nominees to complete a written questionnaire, and make representations regarding any voting commitments, arrangements with other shareholders, intent to comply with applicable rules and regulations and the Company’s governing and organizational documents and intent to serve as a director if elected;
•
Require a shareholder submitting a nomination or proposal pursuant to the Amended and Restated Bylaws to update or supplement its notice to the Company as of specified dates;
•
Provide for an automatic reduction in the number of directors that constitute the Board upon the occurrence of a vacancy on the Board, other than a vacancy resulting from an increase in the number of directors;
•
Permit special meetings of the Board to be called on less than 24 hours’ notice, if necessary or appropriate under the circumstances;
•
Provide for the severability of the provisions of the Amended and Restated Bylaws so that if any provision is found to be invalid, illegal or unenforceable, it is severable from the other provisions of the Amended and Restated Bylaws; and
•
Make various other updates, including ministerial and conforming changes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of MarineMax, Inc., a Florida corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MarineMax, Inc.

Date:	April 14, 2025	By:	/s/ Michael H. McLamb
Name: Michael H. McLamb Title: Executive Vice President, Chief Financial Officer and Secretary